UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 22, 2012

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Sale of Intelligent Bandwidth Management Business

On October 23, 2012, Sycamore Networks, Inc. (“Sycamore”) entered into an Asset Purchase and Sale Agreement (the “Asset Sale Agreement”) with Sunrise Acquisition Corp. (“Marlin”), an indirect subsidiary of Marlin Equity Partners, pursuant to which Marlin will acquire substantially all of Sycamore’s assets primarily related to or used in Sycamore’s Intelligent Bandwidth Management business, including inventory, fixed assets, intellectual property rights (other than patents and patent applications), contracts, certain real estate leases, Sycamore’s subsidiaries in Shanghai, the Netherlands and Japan, and certain shared facilities and assets (the “IBM Business”). Marlin will not acquire any cash or assets used exclusively in Sycamore’s Mobile Broadband Optimization business. Pursuant to the Asset Sale Agreement, Marlin will pay $18.75 million in cash (subject to a working capital adjustment as provided in the Asset Sale Agreement) and will assume certain related liabilities. Marlin has agreed to make offers of employment to substantially all of the employees of the Intelligent Bandwidth Management business as of the closing of the asset sale. The Asset Sale Agreement has been approved by the Boards of Directors of each of Sycamore and Marlin. The sale of the IBM Business may constitute the sale of substantially all of the assets of Sycamore under Delaware law. A copy of the Asset Sale Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Asset Sale Agreement contains certain representations and warranties accompanied by certain limited indemnification rights. In addition, in the Asset Sale Agreement, Sycamore has agreed, among other things: (i) subject to certain exceptions, to conduct the IBM Business in the ordinary course of business during the interim period between the execution of the Asset Sale Agreement and closing of the transactions; (ii) to cause a stockholder meeting to be held to consider approval of the sale of the assets of the IBM Business pursuant to the Asset Sale Agreement; (iii) to reimburse Marlin for up to $400,000 of its expenses incurred to conduct due diligence with respect to the transactions; (iv) subject to certain exceptions to permit Sycamore’s Board of Directors (the “Board”) to act in accordance with its fiduciary duties, that the Board will recommend that its stockholders approve the sale of the assets of the IBM Business pursuant to the Asset Sale Agreement; and (v) not to solicit proposals relating to alternative proposals and, subject to certain limited exceptions to permit the Board to act in accordance with its fiduciary duties, not to enter into discussions or negotiations concerning, or to provide information in connection with, alternative proposals. The consummation of the transactions is subject to customary closing conditions, including, among others, the receipt of the approval of Sycamore’s stockholders, the absence of a breach of Sycamore’s representations and warranties that would cause a material adverse effect on the IBM Business and the performance of certain covenants in all material respects. The Asset Sale Agreement provides for customary termination rights of the parties and also provides that, under specified circumstances following a termination of the agreement, Sycamore may be required to pay Marlin a termination fee of $656,250.

The representations and warranties of each of the parties contained in the Asset Sale Agreement and the assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that Sycamore delivered in connection with the execution of the Asset Sale Agreement. In addition, certain representations and warranties may not be accurate or complete because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

In connection with the entry into the Asset Sale Agreement and at the time of the closing of the transactions contemplated by the Asset Sale Agreement, Sycamore will also enter into a Patent License Agreement with Marlin (the “Patent License Agreement”) pursuant to which Sycamore will grant Marlin a non-exclusive, royalty-free, perpetual and irrevocable license to the patents and patent applications primarily related to or used in the IBM Business. The license granted pursuant to the Patent License Agreement may only be used in connection with the IBM Business products and services existing as of the effective date of the Patent License Agreement and improvements, evolutions and enhancements of the same. Marlin may grant sublicenses to its affiliates or third parties in connection with the operation of the IBM Business by Marlin and its affiliates (but not for independent use by such third parties).

In connection with the entry into the Asset Sale Agreement and at the time of the closing of the transactions contemplated by the Asset Sale Agreement, Sycamore will also enter into a Transition Services Agreement with Marlin pursuant to which Sycamore and Marlin will each provide certain services to the other for a period of up to 18 months following the closing of the transactions contemplated by the Asset Sale Agreement.

In connection with the entry into the Asset Sale Agreement, certain Sycamore stockholders (i) have entered into Voting Agreements with Marlin by which they agreed to vote for the approval of the sale of the assets of the IBM Business pursuant to the Asset Sale Agreement, subject to certain exceptions, and (ii) at the time of the closing of the transactions, will enter into Non-Solicitation Agreements with Marlin pursuant to which they will be prohibited for a period of one year from the date of the closing of the transactions from soliciting employees of the IBM Business employed by Marlin. Sycamore, also at the time of the closing of the transactions, will enter into a Non-Competition and Non-Solicitation Agreement with Marlin pursuant to which Sycamore will agree for a period of 18 months after the closing of the transactions contemplated by the Asset Purchase Agreement to not compete as to the IBM Business or hire or solicit employees of the IBM Business employed by Marlin.

The foregoing description of the Asset Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements filed herewith as Exhibit 2.1 and incorporated herein by reference. A copy of the press release issued by Sycamore on October 22, 2012 concerning the transactions is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Authorization of Dissolution of Sycamore

On October 22, 2012, and in connection with the approval of the sale of the IBM Business and Asset Sale Agreement and the transactions contemplated thereby, the Board approved the liquidation and dissolution of Sycamore pursuant to a Plan of Liquidation and Dissolution following a final determination regarding Sycamore’s IQstream business, as discussed below, and the completion of the sale of the IBM Business.

Stockholder Approval and Proxy Statement

Both the sale of the IBM Business and dissolution of Sycamore are subject to stockholder approval. Sycamore intends to file a proxy statement with respect to a special meeting of Sycamore’s stockholders to seek stockholder approval for each of the sale of the IBM Business and the dissolution of Sycamore pursuant to the Plan of Liquidation and Dissolution following a final determination regarding Sycamore’s IQstream business, as discussed below, and the completion of the sale of the IBM Business.

Additional Information about the Transactions and Where to Find It

Sycamore intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials with respect to the special meeting to be held in connection with the proposed transactions. The proxy statement will be mailed to the stockholders of Sycamore. Investors and security holders of Sycamore are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about Sycamore, Marlin and the proposed transactions. The proxy statement and other relevant materials (when they become available), and any other documents filed by Sycamore with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Sycamore by contacting Sycamore Investor Relations, Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824, telephone number 978-250-3460. Investors and security holders of Sycamore are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

Participants in the Solicitation

Sycamore and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Sycamore’s stockholders in connection with the proposed asset sale and dissolution. Information about the directors and executive officers, including their interests in the transactions, will be included in Sycamore’s proxy statement relating to the proposed transactions when it becomes available.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties concerning the proposed transactions. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the satisfaction of certain closing conditions specified in the transaction documents, Sycamore’s ability to successfully close the transaction and the timing of such closing, Sycamore’s reliance on a limited number of customers, the significant cost structure required to support Sycamore’s strategy, variation of Sycamore’s quarterly results and competition in the telecommunications industry. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results in Management Discussion and Analysis of Financial Conditions and Results of Operations in Sycamore’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and the other reports filed by Sycamore from time to time with the SEC. Sycamore disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 2.05: Costs Associated with Exit or Disposal Activities

On October 22, 2012, the Board also approved an acceleration of its pursuit of strategic alternatives for IQstream, Sycamore’s Mobile Broadband Optimization business (“IQstream”). These strategic alternatives may include: an asset sale or other business combination transaction or discontinuation of the marketing and development of IQstream. In connection with such approval, Sycamore, in the near-term, intends to take certain cost-reduction actions associated with IQstream, including workforce reductions and other cost containment measures. Sycamore expects to incur approximately $1.6 million to $2.4 million in cash charges related to the workforce reduction and approximately $0.6 million to $1.0 million in cash charges related to contract terminations.

Item 8.01: Other Events

On October 22, 2012, the Board approved a special cash distribution of $2.00 per share of common stock, par value $0.001 (the “Common Stock”). Each stockholder of record on November 2, 2012 will be entitled to receive $2.00 in cash for every share of Common Stock held by such stockholder. The cash distribution will be paid on November 12, 2012. In accordance with NASDAQ Rule 11140(b), the ex-dividend date will be November 13, 2012, the first business day following the payment date for the cash distribution.

Item 9.01: Financial Statements and Exhibits

2.1	Asset Purchase and Sale Agreement, dated October 23, 2012, by and between Sycamore Networks, Inc. and Sunrise Acquisition Corp. *

99.1	Press Release issued by Sycamore Networks, Inc. dated October 23, 2012

*	Exhibits and schedules to the Agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer
Vice President, Finance and Administration,
and Treasurer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

Dated: October 23, 2012